Exhibit 10.40


                                 PLAN OF MERGER

         THIS PLAN OF MERGER (the "Plan of Merger"), dated as of the 9th day of April, 2001 is by and between RSI Systems, Inc., a Minnesota corporation ("RSI") with its principal place of business at 5593 West 78th Street, Edina, Minnesota 55439, and Viseon, Inc., a Nevada corporation (the "Surviving Corporation").

         WHEREAS, the respective Boards of Directors of RSI and the Surviving Corporation deem it advisable for the general welfare and advantage of the respective corporations and their respective shareholders that RSI be reincorporated as Nevada Corporation and therefore, in accordance with the applicable laws of the States of Minnesota and Nevada, RSI be merged with and into the Surviving corporation (the "Merger");

         NOW, THEREFORE, the parties hereto, subject to the approval of RSI's shareholders as required by law, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that RSI be merged with and into the Surviving Corporation pursuant to the laws of the States of Minnesota and Nevada, and do hereby agree upon, prescribe and set forth the terms and conditions of the Merger, the method of carrying the same into effect, and the manner and basis of converting shares of RSI into shares of Stock of the Surviving Corporation and cash, as follows:

         1. The Merger. Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as defined in Section 2 hereof), RSI shall be merged with and into Surviving Corporation in accordance with the applicable laws of the States of Minnesota and Nevada, whereupon the separate corporate existence of RSI shall cease, and Surviving Corporation shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, immunities, powers, and franchises and be subject to all the debts, liabilities, obligations, restrictions, disabilities, and duties of RSI and Surviving Corporation.

         2. Effective Time. The Merger shall be effective upon filing with the Minnesota Secretary of State and the Nevada Secretary of State Articles of Merger including this Plan of Merger (the "Effective Time").

         3. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of RSI or Surviving Corporation or any holder of any share of capital stock of RSI or Surviving Corporation, each share of common stock of RSI, $.01 par value per share ("RSI Common Stock"), issued and outstanding immediately prior thereto (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to Minnesota Statutes Sections 302A.471 and 302A.473 and pursuant to Section 4 below) shall be converted into the right to receive one (the "Conversion Ratio") share of common stock of Surviving Corporation, par value $.01 per share (the "Surviving Corporation Common Stock"). Each share of Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled at the Effective Time.

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         4. RSI Dissenters' Rights.

                  (a) Notwithstanding any provision of this Plan of Merger to the contrary, any shares of RSI Common Stock held by a holder who has properly asserted dissenters' rights pursuant to Minnesota Statutes Sections 302A.471 and 302A.473 with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights shall not be converted into or represent a right to receive shares of Surviving Corporation Common Stock pursuant to Section 3, but the holder thereof shall only be entitled to such rights as are granted by Minnesota law.

                  (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of RSI Common Stock who asserts dissenters' rights with respect to such RSI Common Stock under Minnesota law effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's RSI Common Stock shall automatically be converted into and represent only the right to receive the shares of Surviving Corporation Common Stock as provided in Section 3, without interest thereon, upon surrender of the certificate or certificates representing such RSI Common Stock.

                  (c) RSI shall give Surviving Corporation (i) prompt notice of any notice of intent to assert dissenters' rights with respect to any RSI Common Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by RSI and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenters' rights with respect to RSI Common Stock under Minnesota law. RSI shall not, except with the prior written consent of Surviving Corporation, voluntarily make any payment with respect to any assertion of dissenters' rights with respect to RSI Common Stock or offer to settle or settle any such demands.

         5. Exchange of RSI Common Stock.

                  (a) Prior to the Effective Time, Company shall cause Company's stock transfer agent to act as exchange agent (the "Exchange Agent") hereunder. As promptly as practicable after the Effective Time, with respect to the shares of Surviving Corporation Common Stock into which shares of RSI Common Stock have been converted pursuant to Section 3, Surviving Corporation shall deliver written instructions to the transfer agent instructing such transfer agent to issue such shares of Surviving Corporation Common Stock pursuant to the provisions of this
         Section 5. As promptly as practicable after the Effective Time, Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of RSI Common Stock ("RSI Certificates"), who has not previously delivered such RSI Certificates to Surviving Corporation at the Closing, a form letter of transmittal and instructions for such holder's use in effecting the surrender of RSI Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock.

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                  (b) As soon as practicable after the Effective Time, the
         Exchange Agent shall distribute to holders of shares of RSI Common Stock, upon surrender to the Exchange Agent of one or more RSI Certificates for cancellation, together with a duly executed letter of transmittal, (i) one or more certificates representing the number of whole shares of Surviving Corporation Common Stock into which the shares represented by RSI Certificate(s) shall have been converted pursuant to Section 3, and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 5(c), and RSI Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of RSI Common Stock that is not registered in the transfer records of RSI, it shall be a condition to the issuance of shares of Surviving Corporation Common Stock that RSI Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) Holders of RSI Common Stock will be entitled to any dividends or other distributions pertaining to the Surviving Corporation Common Stock received in exchange therefor that become payable to persons who are holders of record of Surviving Corporation Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their RSI Certificates for exchange. Surviving Corporation shall deposit with the Exchange Agent any such dividend or other distributions, and subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such RSI Certificates are surrendered to the Exchange Agent for exchange.

                  (d) All certificates evidencing shares of Surviving Corporation Common Stock that are issued upon the surrender for exchange of RSI Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of RSI Common Stock represented by the surrendered RSI Certificates.

                  (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of RSI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, RSI Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Plan of Merger. As of the Effective Time, the holders of RSI Certificates representing shares of RSI Common Stock shall cease to have any rights as stockholders of RSI, except such rights, if any, as they may have pursuant to Minnesota law or this Plan of Merger. Except as provided above, until such RSI Certificates are surrendered for exchange, each such RSI Certificate shall, after the Effective Time, represent for all purposes only the right to receive a certificate or certificates evidencing the number of shares of Surviving Corporation Common Stock into which the shares of RSI Common Stock shall have been converted pursuant to the Merger as provided in Section 3 hereof and the right to receive any dividends or distributions as provided in
         Section 5(c).

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                  (f) In the event any RSI Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in respect of such lost, stolen, or destroyed RSI Certificates, upon the holder thereof posting an insurance bond as required by Exchange Agent and performing such other acts as reasonably required by Exchange Agent, such shares of Surviving Corporation Common Stock and dividends or other distributions, if any, as may be required pursuant to this Plan of Merger.

         6. Stock Options and Warrants.

                  (a) Each option or warrant to purchase shares of RSI Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "RSI Option"), shall, without any action on the part of RSI or the holder thereof, be assumed by Surviving Corporation in such manner that Surviving Corporation (i) is a corporation "assuming a stock option in a transaction to which
         Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder, or (ii) to the extent that Section 424 of the Code does not apply to any such RSI Option, would be such a corporation if Section 424 of the Code were applicable to such RSI Option. Surviving Corporation shall assume RSI's Stock Option Plan (the "RSI Option Plan"). From and after the Effective Time, all references to RSI in RSI Options shall be deemed to refer to the Surviving Corporation. RSI Options assumed by Surviving Corporation shall be exercisable upon the same terms and conditions as under RSI Options (including provisions regarding vesting and the acceleration thereof) except that (i) such RSI Options shall entitle the holder to purchase from the Surviving Corporation the number of shares of Surviving Corporation Common Stock that equals the product of the Conversion Ratio multiplied by the number of shares of RSI Common Stock subject to such RSI Option immediately prior to the Effective Time, (ii) the option exercise price per share of Surviving Corporation Common Stock shall be an amount equal to the exercise price per share of RSI Common Stock in effect immediately prior to the Effective Time, and (iii) RSI Options shall vest to the extent required pursuant to the current terms of such RSI Options. Except to the extent required pursuant to the current terms of such RSI Options, RSI shall not take any action to accelerate the vesting of any RSI Options.

                  (b) As promptly as practicable after the Effective Time, the Surviving Corporation shall issue to each holder of a RSI Option a written instrument informing such holder of the assumption by Surviving Corporation of such RSI Option. Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery upon exercise of RSI Options pursuant to the terms set forth in this Section
         6. Surviving Corporation shall use its commercially reasonable efforts to cause those RSI Options that qualified as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options immediately after the Effective Time.

         7. Capitalization Changes. If at the Effective Time, the outstanding shares of Surviving Corporation Common Stock or RSI Common Stock shall have been changed into or

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exchanged in accordance with the terms of Sections 1 or 2, respectively, for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, the Conversion Ratio and calculations set forth in this Plan of Merger shall be appropriately adjusted to reflect such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction. This section shall not constitute either party's consent to the other party effecting such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction.

         8. Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall remain in effect; a copy of the Articles is attached hereto as Annex A.

         9. Bylaws of the Surviving Corporation. The Bylaws of Surviving Corporation, as in effect immediately prior to the Effective Time, shall be remain in effect; a copy of the Bylaws is on file with the Surviving Corporation and will be made available to shareholders of the Surviving Corporation upon request.

         10. Directors and Officers of the Surviving Corporation. As of the Effective Time, the officers and directors of RSI holding office immediately prior to the Effective Time shall remain in office until the next annual meeting of Surviving Corporation or until their successor is duly elected and qualified, unless the director shall retire, resign, die or be removed, whichever occurs first.